SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 1, 2005
LADENBURG THALMANN FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, New York		10022

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 409-2000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     Effective July 18, 2005, Ladenburg Thalmann Asset Management Inc. (“LTAM”), a wholly owned subsidiary of Ladenburg Thalmann & Co. Inc., the primary operating subsidiary of Ladenburg Thalmann Financial Services Inc. (“Company”), entered into an employment agreement with Lawrence B. Weissman pursuant to which Mr. Weissman will serve as LTAM’s Chief Investment Strategist. Under the employment agreement, the Company has granted to Mr. Weissman a ten-year option to purchase 1,000,000 shares of the Company’s common stock at $0.58 per share. The option will vest as to 250,000 shares of common stock on each of the first, second, third and fourth anniversaries of the date of grant. After the first year of Mr. Weissman’s employment with LTAM if he is still employed by LTAM, the Company will grant Mr. Weissman a nine-year option to purchase an additional 500,000 shares of the Company’s common stock at the market price on the date of grant. The additional option will vest as to 166,667 shares of common stock on each of the first and second anniversaries of the date of grant and an additional 166,666 shares on the third anniversary of the date of grant. Additionally, as part of the employment agreement, Mr. Weissman has committed to purchase 1,000,000 shares of the Company’s common stock at $0.45 per share (for an aggregate purchase price of $450,000) and an additional 1,000,000 shares of the Company’s common stock at $0.58 per share only through the use of compensation to be earned by Mr. Weissman in excess of $1,200,000 in each calendar year. The shares of common stock to be purchased by Mr. Weissman and the options to be granted to Mr. Weissman were subject to the prior approval by the American Stock Exchange, which approval was obtained on August 1, 2005. The Company has agreed to register for re-sale the shares of common stock underlying the initial option and those to be purchased. However, Mr. Weissman has agreed that he will not sell, transfer or assign any of the shares he purchases until November 15, 2005.
     The summary of the foregoing transactions are qualified in their entirety by reference to the text of the related agreements, which are attached as exhibits hereto and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

10.1	Stock Option Agreement, dated as of July 18, 2005, between Ladenburg Thalmann Financial Services Inc. and Lawrence B. Weissman

10.2	Subscription Agreement between Ladenburg Thalmann Financial Services Inc. and Lawrence B. Weissman

10.3	Letter Agreement, dated as of July 18, 2005, between Ladenburg Thalmann Financial Services Inc. and Lawrence B. Weissman

99.1	Press release dated July 20, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 4, 2005

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Salvatore Giardina
	Name:	Salvatore Giardina
	Title:	Vice President and Chief Financial Officer

3